Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

Continued Focus on Expanding Product Portfolio, Market Leadership and Scientific Innovation

SAN DIEGO, Calif., — May 8, 2023 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the first quarter ended March 31, 2023, together with other business updates. Recent highlights include:
•Quarterly revenue of $79.0 million, Net loss of $(1.3) million, and Adjusted EBITDA margins of 30.1%;
•Introduced latest mRNA Capping Technology from TriLink: CleanCap® M6 analog which improves mRNA potency with greater protein expression, boosts time and cost savings, and streamlines manufacturing to drive critical therapeutic development;
•Published the latest Glen Report which includes four new products available from Glen Research;
•Released a new PG13 host cell protein (HCP) enzyme-linked immunosorbent assay (ELISA) kit which represents the 24th expression platform for which the Biologics Safety Testing team provides analytics and solidifies commitment to supporting cell and gene therapy;
•Expanded the Nucleic Acid Production team with addition of Drew Burch as Executive Vice President and General Manager, Nucleic Acid Products;
•Released 2022 Environmental, Social and Governance (ESG) Report highlighting progress across five priority areas focused on building a foundation for sustainable growth;
•Completed capacity expansion projects, including the new TriLink Flanders 1 facility in San Diego, California and the relocation of the Cygnus facility to Leland, North Carolina, strengthening our overall business continuity capabilities for our expanding customer base; and
•Updated financial guidance for the full year 2023.
“Maravai remains focused on expanding our product portfolio, advancing our market leadership in the mRNA space, and accelerating the introduction of scientific innovations that support our customers’ rapidly evolving needs,” said Carl Hull, Executive Chairman and Interim CEO of Maravai. “Our culture of innovation, combined with our strong commercial foundation and expanded manufacturing capabilities, position us to deliver long-term value to our stakeholders. We see continued pipeline progression among our customers’ development programs and are excited for our base business opportunities in 2023.”
Revenue for the First Quarter 2023

	Three Months Ended March 31,
(Dollars in 000’s)	2023	2022	Year-over-Year % Change
Nucleic Acid Production	$61,451	$223,650	(72.5)%
Biologics Safety Testing	17,574	20,643	(14.9)%
Total Revenue	$79,025	$244,293	(67.7)%

First Quarter 2023 Financial Results
Revenue for the first quarter was $79.0 million, representing a 68% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $61.5 million for the first quarter, representing a 73% decrease year-over-year. This includes an estimated $15.9 million of COVID-19 related CleanCap revenue for the first quarter, which was $157.0 million lower than the same period in the prior year as CleanCap demand from COVID-19 vaccine manufacturers decreased. Base Nucleic Acid Production revenue was $45.5 million for the first quarter.
•Biologics Safety Testing revenue was $17.6 million for the first quarter, representing a 15% decrease year-over-year. The decline was primarily due to post-COVID inventory normalization by some customers and an ongoing slow return to work in China, which continued to impact demand for our HCP ELISA kits.
Net loss and Adjusted EBITDA (non-GAAP) were $(1.3) million and $23.8 million, respectively, for the first quarter of 2023, compared to net income and Adjusted EBITDA (non-GAAP) of $146.9 million and $187.0 million, respectively, for the first quarter of the prior year.
Updated Financial Guidance for 2023
Our financial guidance for the full year 2023 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.
Total revenue for 2023 is projected to be in the range of $400.0 million to $440.0 million.
Adjusted EBITDA (non-GAAP) is expected to be in the range of $155.0 million to $175.0 million.
Adjusted fully diluted EPS (non-GAAP) is expected to be in the range of $0.27 to $0.33 per share. Adjusted fully diluted EPS (non-GAAP) is based on the assumption that all the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) are converted to shares of Class A common stock. The net income included in the Adjusted fully diluted EPS (non-GAAP) has been adjusted to eliminate the net income attributable to non-controlling interest as a result of the assumed full conversion of the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) for shares of Class A common stock and is further adjusted for certain items that we do not believe directly reflect our core operations. All such adjustments have been tax effected at the assumed statutory tax rate of 24%.
Maravai cannot provide guidance for the most closely comparable GAAP measures or reconciliations for the non-GAAP financial measures included in the updated 2023 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including net income attributable to noncontrolling interest, variations in effective tax rate, expenses to be incurred for acquisition activities, and the diluted weighted average number of shares of Class A common stock outstanding for the applicable period from potential proforma exchanges of outstanding Maravai Topco Holdings, LLC units (paired with shares of Class B common stock) for shares of Class A common stock. Thus, we are unable to present quantitative reconciliations of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available. However, 2023 interest expense is expected to be in the range of $18.0 million to $22.0 million, 2023 depreciation and amortization is expected to be in the range of $38.0 million to $42.0 million, and 2023 stock-based compensation is expected to be in the range of $34.0 million to $38.0 million.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$79,025	$244,293
Operating expenses
Cost of revenue	33,676	40,032
Selling, general and administrative	38,671	33,200
Research and development	4,145	3,695
Total operating expenses	76,492	76,927
Income from operations	2,533	167,366
Other income (expense)
Interest expense	(11,833)	(2,664)
Interest income	6,045	—
Loss on extinguishment of debt	—	(208)
Change in payable to related parties pursuant to the Tax Receivable Agreement	(1,436)	2,340
Other income	168	7
(Loss) income before income taxes	(4,523)	166,841
Income tax (benefit) expense	(3,175)	19,981
Net (loss) income	(1,348)	146,860
Net (loss) income attributable to non-controlling interests	(1,281)	79,998
Net (loss) income attributable to Maravai LifeSciences Holdings, Inc.	$(67)	$66,862

Net (loss) income per Class A common share attributable to Maravai LifeSciences Holdings, Inc.:
Basic	$0.00	$0.51
Diluted	$0.00	$0.50

Weighted average number of shares outstanding:
Basic	131,739	131,489
Diluted	131,739	255,287

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in thousands, except per share amounts)

Net (Loss) Income to Adjusted EBITDA
	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(1,348)	$146,860
Add:
Amortization	6,765	5,527
Depreciation	2,080	1,855
Interest expense	11,833	2,664
Interest income	(6,045)	—
Income tax expense	(3,175)	19,981
EBITDA	10,110	176,887
Acquisition integration costs (1)	2,464	4,779
Stock-based compensation (2)	5,987	3,627
Merger and acquisition related expenses (3)	3,291	1,188
Financing costs (4)	—	1,037
Tax Receivable Agreement liability adjustment (5)	1,436	(2,340)
Other (6)	510	1,814
Adjusted EBITDA	$23,798	$186,992

Adjusted Net Income and Adjusted Fully Diluted Earnings Per Share
	Three Months Ended March 31,
	2023	2022
Net (loss) income attributable to Maravai LifeSciences Holdings, Inc.	$(67)	$66,862
Net (loss) income impact from pro forma conversion of Class B shares to Class A common shares	(1,281)	79,998
Adjustment to the provision for income tax (7)	306	(18,928)
Tax-effected net (loss) income	(1,042)	127,932
Acquisition integration costs (1)	2,464	4,779
Stock-based compensation (2)	5,987	3,627
Merger and acquisition related expenses (3)	3,291	1,188
Financing costs (4)	—	1,037
Tax Receivable Agreement liability adjustment (5)	1,436	(2,340)
Other (6)	510	1,814
Tax impact of adjustments (8)	(5,669)	(2,957)
Foreign-derived income cash tax benefit (9)	—	1,442
Net cash tax benefit retained from historical exchanges (10)	463	1,850
Adjusted net income	$7,440	$138,372

Diluted weighted average shares of Class A common stock outstanding	251,904	255,288

Adjusted net income	$7,440	$138,372
Adjusted fully diluted EPS	$0.03	$0.54
____________________
Explanatory Notes to Reconciliations
(1)Refers to incremental costs incurred to execute and integrate completed acquisitions, and retention payments in connection with these acquisitions.
(2)Refers to non-cash expense associated with stock-based compensation.
(3)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were pursued but not consummated.
(4)Refers to transaction costs related to the refinancing of our long-term debt that are not capitalizable.
(5)Refers to the adjustment of the Tax Receivable Agreement liability primarily due to changes in our estimated state apportionment and the corresponding change of our estimated state tax rate.
(6)For the three months ended March 31, 2023, refers to severance payments, legal settlement amounts, inventory step-up charges in connection with the acquisition of Alphazyme, LLC, and other non-recurring costs. For the three months ended March 31, 2022, refers to the loss recognized during the period associated with certain working capital and other adjustments for the sale of Vector Laboratories, Inc., which was completed in September 2021, and the loss incurred on extinguishment of debt.
(7)Represents additional corporate income taxes at assumed effective tax rates of 23.9% and 23.7% for the three months ended March 31, 2023 and 2022, respectively, applied to additional net (loss) income attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(8)Represents income tax impact of non-GAAP adjustments and assumed proforma exchange of all outstanding Class B common stock for shares of Class A common stock at assumed effective tax rates of 23.9% and 23.7% for the three months ended March 31, 2023 and 2022, respectively.
(9)Represents income tax benefits at Maravai LifeSciences Holdings, Inc. related to the income tax treatment of income derived from sales to foreign-domiciled customers.

(10)Represents income tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the Tax Receivable Agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (ii) non-cash expenses related to share-based compensation; (iii) expenses incurred for acquisitions that were pursued but not consummated (including legal, accounting and professional consulting services); (iv) transaction costs incurred for debt refinancings; (v) non-cash expense incurred on loss on extinguishment of debt; (vi) loss or (income) recognized during the applicable period due to changes in the tax receivable agreement liability; (vii) severance payments; (viii) legal settlement amounts; and (ix) inventory step-up charges in connection with completed acquisitions. We define Adjusted Net (Loss) Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. We define Adjusted Diluted EPS as Adjusted Net (Loss) Income divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and that do not represent, and should not be considered as, an alternative to net (loss) income, as determined in accordance with GAAP.
We use these non-GAAP measures to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe the measures facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net (loss) income, as determined by GAAP, or as a measure of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the first quarter of fiscal year 2023. Approximately 10 minutes before the call, dial (800) 715-9871 or (646) 307-1963 and reference Maravai LifeSciences, Conference ID 9951216. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.
Forward-looking Statements
This press release contains, and our officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding our financial guidance for 2023; the supplemental value of non-GAAP measurements; the expansion of our product portfolio; our future business capabilities; the benefits of our expanded manufacturing capabilities; our ability to expand our customer base; our expectations for growth and profitability; the pipeline progression of our customers’ development programs; the expansion of base business opportunities; growth opportunities, including inorganic growth; and future innovations, constitute forward-looking statements and are identified by words like “believe,” “expect,” “see,” “project,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The extent and duration of our revenue associated with COVID-19 related products and services are uncertain and are dependent, in important respects, on factors outside of our control.
•Ongoing macroeconomic challenges and changes in economic conditions, including adverse developments affecting banks and financial institutions, follow-on effects of those events and related systemic pressures, could negatively impact, directly or indirectly our and our customers’ current and future business operations and our financial condition, revenue and earnings.

•Certain of our products are used by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment. Unforeseen adverse events, negative clinical outcomes, development of alternative therapies or increased regulatory scrutiny of these vaccines and therapies and their financial cost may damage public perception of the safety, utility, or efficacy of these vaccines and therapies or other modes of treatment and may harm our customers’ ability to conduct their business. Such events may negatively impact our revenue and have an adverse effect on our performance.
•We are dependent on our customers’ spending on and demand for outsourced nucleic acid production and biologics safety testing products and services. A reduction in spending or demand could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.
•We compete with life science, pharmaceutical and biotechnology companies who are substantially larger than we are and potentially capable of developing new approaches that could make our products, services and technology obsolete.
•Ongoing geopolitical instability and the resulting economic disruption may negatively impact our business, operations and financial condition.
•Our acquisitions expose us to risks that could adversely affect our business, and we may not achieve the anticipated benefits of acquisitions of businesses or technologies.
•We depend on a limited number of customers for a high percentage of our revenue. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected.
•We rely on a limited number of suppliers or, in some cases, sole suppliers, for some of our raw materials and may not be able to find replacements or immediately transition to alternative suppliers.
•Such other factors as discussed throughout the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022, as well as other documents we file with the Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com

Media Contact: Sara Michelmore
MacDougall Advisors
+1 781-235-3060
maravai@macdougall.bio